[Seth A. Farbman, P.C. Letterhead]


                                February 24, 2002

Insynq, Inc.
1101 Broadway Place
Tacoma, Washington 98402


Ladies and Gentlemen:

         We have acted as special counsel to Insynq, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 121,157,143 shares of common stock, par value $.001 per share, of the Company (the "Common Shares"), that may be issued pursuant to certain warrant agreements and/or rights to conversion described therein.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, minute books, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied solely upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information provided by the Company or its representatives or officers.

         Based upon the foregoing, we are of the opinion that the Common Shares to be issued by the Company upon the exercise of warrants and upon the exercise of conversion rights described in the Registration Statement, as applicable, when paid for (if such is required) and issued in accordance with the terms as described in the registration statement, will be validly issued, fully paid and non-assessable.

         We are expressing the opinion above as members of the Bar of the State of New York and we express no opinion as to any laws other than the laws of the State of New York and, to the extent relevant to the opinion herein, the General Corporation Law of the State of Delaware and the federal securities law. Any opinion herein as to the laws of the State of Delaware is based solely upon our review of the General Corporation Law of Delaware. This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                                            Very truly yours,


                                            /S/ SETH A. FARBMAN, P.C.
                                            SETH A. FARBMAN, P.C